Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports Fourth Quarter and Full Year 2021 Financial Results

•	AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg 2021 net revenue of $84.6 million
•	AMPYRA Q4 2021 net revenue of $22.5 million
•	INBRIJA® (levodopa inhalation powder) 2021 net revenue of $29.6 million; 22% increase over 2020
•	INBRIJA Q4 2021 net revenue of $10.4 million; 12% increase over Q4 2020
•	Total 2022 non-GAAP operating expense expected to be $110-$120 million[1]
•	AMPYRA 2022 net revenue expected to be $68 - $78 million

ARDSLEY, N.Y. – March 9, 2022 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today reported its financial results for the fourth quarter and full year ended December 31, 2021.

“In 2021, we achieved our top corporate priorities: growing INBRIJA’s net revenue, achieving the top of our guidance for Ampyra net sales in the face of generic competition, executing two agreements to commercialize Inbrija outside the US, and maintaining fiscal discipline,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “INBRIJA net sales in 2021 were 22% greater than in 2020, despite the continuing impact of the pandemic on our business. As COVID-19 recedes, we believe we will gain significant opportunities to accelerate INBRIJA’s trajectory.”

“We also made notable progress on our goal of strengthening Acorda’s financial position. We retired our short-term convertible debt and implemented budget cuts that are expected to result in a $60 million annualized reduction in operating expenses in 2022 as compared to 2020. We also expect new revenue streams to commence in 2022: Esteve projects that it will launch INBRIJA in Germany by mid-2022 and in Spain in early 2023. Acorda will receive a significant double-digit percent of the selling price in exchange for supply of the product, as well as sales-based milestones in Germany. We also expect that the double-digit royalties on Biogen’s ex-US sales of FAMPYRA will return to Acorda in mid-2022. Based on our projections, we are aiming to be cash flow neutral on a run rate basis by the end of 2022.”

Fourth Quarter 2021 Financial Results

For the quarter ended December 31, 2021, the Company reported AMPYRA net revenue of $22.5 million compared to $25.3 million for the same quarter in 2020. As previously disclosed, AMPYRA lost its exclusivity and generics entered the market in 2018, and the Company expects AMPYRA revenue to continue to decline.

The Company reported INBRIJA net revenue of $10.4 million, compared to $9.3 million for the same quarter in 2020.

Research and development (R&D) expenses were $1.4 million, including $0.1 million of share-based compensation compared to $4.3 million, including $0.3 million of share-based compensation for the same quarter in 2020.

1 This guidance is a non-GAAP projection that excludes certain items as more fully described under “Non-GAAP Financial Measures."

Sales, general and administrative (SG&A) expenses were $28.4 million, including $0.4 million of share-based compensation, compared to $32.9 million, including $1.2 million of share-based compensation for the same quarter in 2020.

Change in fair value of derivative liability was ($0.3) million compared to $0.4 million for the same quarter in 2020.

Provision for income taxes was $1.7 million compared to a benefit from income taxes of $3.1 million for the same quarter in 2020.

The Company reported a GAAP net loss of $20.6 million, or $1.73 per diluted share, compared to a GAAP net loss in the same quarter of 2020 of $83.0 million, or $9.82 per diluted share.

Non-GAAP net loss was $7.9 million, or $0.67 per diluted share. Non-GAAP net loss in the same quarter of 2020 was $21.1 million, or $2.50 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, losses on assets held for sale, changes in the fair value of derivative liability related to our 2024 convertible senior secured notes, and expenses that pertain to non-routine corporate restructurings. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

Full Year Ended December 31, 2021 Financial Results

For the full year ended December 31, 2021, the Company reported AMPYRA net revenue of $84.6 million compared to $98.9 million for the full year 2020 and INBRIJA net revenue of $29.6 million compared to $24.2 million for the full year 2020.

Research and development (R&D) expenses were $10.4 million, including $0.7 million of share-based compensation, compared to $23.0 million, including $1.7 million of share-based compensation for the full year 2020.

Sales, general and administrative (SG&A) expenses were $124.4 million, including $2.3 million of share-based compensation, compared to $152.6 million, including $6.0 million of share-based compensation for the full year 2020.

Benefit from income taxes was $5.1 million, compared to a benefit from income taxes of $8.1 million for the full year 2020.

The Company reported GAAP net loss of $104.0 million, or $9.95 per diluted share, compared to a GAAP net loss for the full year 2020 of $99.6 million, or $12.32 per diluted share.

Non-GAAP net loss was $65.9 million, or $6.31 per diluted share. Non-GAAP net loss was $72.9 million, or $9.02 per diluted share for the full year 2020. This full year non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, asset impairment charges, losses on assets held for sale, changes in the fair value of derivative liability related to our 2024 convertible senior secured notes, and expenses that pertain to non-routine corporate restructurings. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At December 31, 2021, the Company had cash, cash equivalents, and restricted cash of $65.2 million compared to $102.9 million at year end 2020. Cash at year end 2021 includes approximately $5.3 million associated with a December 2021 amendment to our Catalent manufacturing services agreement that modified our payment schedule.  Under the terms of the amendment, the Company is required to pay Catalent only for actual product delivered during the period from July 1, 2021 through June 30, 2022, subject to a cap that corresponds to the original payment obligation. Restricted cash includes $18.6 million in escrow related to the 6% semi-annual interest portion, payable in cash or stock, of the convertible note exchange completed in December 2019. If the Company elects to pay interest due in stock, the restricted cash will be released from escrow.

Financial Guidance

•	AMPYRA net revenue for the full year 2022 is expected to be between $68 – 78 million.
•

Operating expenses for the full year 2022 are expected to be between $110 - 120 million. This guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

2021 Highlights

•

In November, 2021, Acorda announced an agreement with Esteve to commercialize INBRIJA in Germany. As part of the agreement, Acorda received a $5.9 million up-front payment. The Company will also receive a significant double-digit percent of the selling price in exchange for supply of the product, and will receive additional sales-based milestones. Esteve expects to launch INBRIJA in Germany in mid-2022.

•

In September 2021, Acorda announced an agreement with Esteve to commercialize INBRIJA in Spain. Acorda will receive a significant double-digit percent of the selling price in exchange for supply of the product. Esteve expects to launch INBRIJA in Spain in early 2023.

•	Acorda retired its short-term convertible debt and implemented budget cuts that are expected to result in a $60 million annualized reduction in operating expenses in 2022 as compared to 2020.
•

Acorda announced several changes to its leadership. John Varian was appointed to Acorda’s board of directors in January 2022. In November, 2021, Michael Gesser joined Acorda as Chief Financial Officer and Neil Belloff joined as General Counsel. In addition, during 2021, Lauren Sabella was named Chief Operating Officer and Kerry Clem was named Chief Commercial Officer. Burkhard Blank, M.D., Acorda’s Chief Medical Officer, transitioned to a consulting role as of January 1, 2022.

Webcast

The Company will host a webcast in conjunction with its fourth quarter and year-end 2021 update and financial results today at 4:30 p.m. ET.

•	To register for the Webcast, use the link below:

https://event.on24.com/wcc/r/3574324/FBCD2A344DA8CA67AE95FA847DFD2756

If you register for the Webcast, you will have the opportunity to submit a written question for the Q&A portion of the presentation. Once you have registered, you will receive a confirmation email with Webcast/Conference Call details.  For the Webcast, you will receive an email 2 hours prior to the start of the call with the link to join.  The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 7:30 p.m. ET on March 9, 2022 until 11:59 p.m. ET on April 8, 2022. To access the replay, please dial 1 866 813 9403 (domestic) or +44 204 525 0658 (international); reference code 309853. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income (loss), adjusted to exclude the items below, and has provided 2022 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of non-GAAP net income (loss), when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra royalty monetization and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) asset impairment charges that are not routine to the operation of the business, (v) expenses that pertain to corporate restructurings which are not routine to the operation of the business, (vi) changes in the fair value of derivative liability relating to the 2024 convertible senior secured notes, which is a non-cash charge and not related to the operation of the business, and (vii) losses on assets held for sale that pertain to a non-routine sale of manufacturing operations. The Company believes its non-GAAP net income (loss) measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income (loss), we have provided 2022 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile this measure to the most directly comparable GAAP financial measure is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to corporate restructurings not routine to the operation of our business, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates affecting our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our reverse stock split; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	December 31,	December 31,
	2021	2020
	(unaudited)
Assets
Cash and cash equivalents	$45,634	$71,369
Restricted cash - short term	13,400	12,917
Trade receivable, net	17,002	20,193
Other current assets	7,573	16,384
Inventories, net	18,548	28,677
Assets held for sale - current	—	71,795
Property and equipment, net	4,382	7,263
Intangible assets, net	335,980	366,981
Restricted cash - long term	6,189	18,609
Right of use assets, net	6,751	18,481
Other assets	11	11
Total assets	$455,470	$632,680

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$39,450	$50,322
Current portion of lease liability	8,186	7,944
Current portion of royalty liability	4,460	8,731
Current portion of contingent consideration	1,929	1,624
Current portion of loans payable	—	68,631
Convertible senior notes	151,025	137,619
Derivative liability related to conversion option	37	1,193
Non-current portion of acquired contingent consideration	47,671	46,576
Non-current portion of lease liability	4,086	17,200
Non-current portion of royalty liability	—	6,526
Non-current portion of loans payable	27,645	28,555
Deferred tax liability	13,930	19,116
Other long-term liabilities	5,914	688
Total stockholder's equity	151,137	237,955
Total liabilities and stockholders' equity	$455,470	$632,680

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Revenues:
Net product revenues	$32,892	$34,679	$114,189	$124,831
Milestone revenues	—	—	—	15,000
Royalty revenues	4,075	3,481	14,882	13,136
Total net revenues	36,967	38,160	129,071	152,967

Costs and expenses:
Cost of sales	4,198	10,842	40,787	33,513
Research and development	1,366	4,323	10,420	23,012
Selling, general and administrative	28,440	32,876	124,399	152,576
Amortization of intangible assets	7,691	7,691	30,764	30,763
Asset impairment	—		—	4,131
Loss on assets held for sale	—	57,896	—	57,896
Change in fair value of derivative liability	(288)	361	(1,156)	(39,959)
Change in fair value of acquired contingent consideration	7,119	2,566	2,895	(30,889)
Total operating expenses	48,526	116,555	208,109	231,043

Operating income (loss)	$(11,559)	$(78,395)	$(79,038)	$(78,076)

Other expense, (net)	(7,340)	(7,764)	(30,036)	(29,591)
Income (loss) before income taxes	(18,899)	(86,159)	(109,074)	(107,667)
(Provision for) benefit from income taxes	(1,668)	3,111	5,120	8,073
Net income (loss)	$(20,567)	$(83,048)	$(103,954)	$(99,594)

Net income (loss) per common share - basic	$(1.73)	$(9.82)	$(9.95)	$(12.32)
Net income (loss) per common share - diluted	$(1.73)	$(9.82)	$(9.95)	$(12.32)
Weighted average common shares - basic	11,859	8,454	10,452	8,084
Weighted average common shares - diluted	11,859	8,454	10,452	8,084

Acorda Therapeutics, Inc.

Non-GAAP Net Loss and Net Loss per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

GAAP net loss	$(20,567)	$(83,048)	$(103,954)	$(99,594)
Pro forma adjustments:
Non-cash interest expense (1)	3,604	4,203	16,276	16,422

Change in fair value of acquired contingent consideration (2)	7,119	2,566	2,895	(30,889)

Restructuring costs (3)	1,417	—	6,000	343

Loss on assets held for sale (4)	—	57,896	—	57,896

Asset impairment charge (5)	—	—	—	4,131

Gain on change in fair value of derivative liability (6)	(288)	361	(1,156)	(39,959)

Share-based compensation expenses included in Cost of Sales	1	75	19	335
Share-based compensation expenses included in R&D	95	327	694	1,745
Share-based compensation expenses included in SG&A	384	1,187	2,282	6,020
Total share-based compensation expenses	480	1,589	2,995	8,100

Total pro forma adjustments	12,332	66,615	27,010	16,045

Income tax effect of reconciling items above (7)	(296)	4,698	(11,023)	(10,634)

Non-GAAP net loss	$(7,939)	$(21,131)	$(65,921)	$(72,915)

Net loss per common share - basic and diluted	$(0.67)	$(2.50)	$(6.31)	$(9.02)
Weighted average common shares - basic and diluted	11,859	8,454	10,452	8,084

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with corporate restructurings which are not routine to the operation of the business.
(4) Impairment loss on Chelsea manufacturing assets held for sale at December 31, 2020.
(5) Asset Impairment charge related to the 2020 impairment of BTT1023 acquired in the Biotie acquisition.
(6) Reduction in the fair value of the derivative liability related to the 2024 convertible senior secured notes.
(7) Represents the tax effect of the non-GAAP adjustments.